EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2019

•	Second quarter net income was $18.6 million and earnings per diluted common share were $0.55

•	Linked quarter loans increased $155.0 million, or 4.7%, to $3.46 billion from $3.31 billion

•	Linked quarter net interest margin (FTE) increased 10 basis points from 3.07% to 3.17%

•	Second quarter annualized return on average shareholders’ equity of 9.68% and return on average tangible common equity of 14.12% (1)

•	Second quarter annualized return on average assets of 1.20%

•	Linked quarter nonperforming assets as a percent of total assets decreased from 0.61% to 0.46%

Tyler, Texas, (July 26, 2019) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the quarter ended June 30, 2019. Southside reported net income of $18.6 million for the three months ended June 30, 2019, a decrease of $1.6 million, or 7.9%, compared to $20.2 million for the same period in 2018. Earnings per diluted common share decreased $0.02, or 3.5%, to $0.55 for the three months ended June 30, 2019, from $0.57 for the same period in 2018. The annualized return on average shareholders’ equity for the three months ended June 30, 2019 was 9.68%, compared to 10.79% for the same period in 2018.  The annualized return on average assets was 1.20% for the three months ended June 30, 2019, compared to 1.30% for the same period in 2018.

“I am extremely pleased to report that Southside had an outstanding second quarter highlighted by a linked quarter increase in loans of $155 million, increases in net interest margin and spread of ten basis points, and a 24.6% decrease in linked quarter nonperforming assets as a percentage of assets to 0.46%”, stated Lee R. Gibson, President and Chief Executive Officer of Southside. “The strong loan growth resulted from a combination of closing and funding several loans that had been in our pipeline for some time and a slowdown in large prepayments.”
“The ten basis point increase in the net interest margin and spread on a linked quarter basis was due to an increase in average loans as a percent of earning assets and in part to a nonrecurring loss on a fair value hedge interest rate swap of $507,000 recorded in net interest income during the first quarter. We expect loan revenue during the third quarter will benefit from the full impact of the loan growth that we experienced during the second quarter. During the second quarter, we recorded approximately $2.5 million in provision expense, of which approximately $1.3 million was directly related to the second quarter loan growth. Economic conditions in our East Texas markets continue to be good while economic conditions in our DFW and Austin markets remain strong.”
“I’m also pleased to share that we are preparing to expand our footprint. On July 23, 2019, we filed for regulatory approval to open a retail in-store branch in Kingwood, Texas, located in Montgomery County. Kingwood is a community located northeast of Houston, approximately 15 miles south of our Splendora branch. We anticipate opening this new location in November 2019 pending regulatory approval.”

Operating Results for the Three Months Ended June 30, 2019
Net income was $18.6 million for the three months ended June 30, 2019 compared with $20.2 million for the same period in 2018, a decrease of $1.6 million, or 7.9%. Net income per diluted common share was $0.55 for the three months ended June 30, 2019 compared with $0.57 for the same period in 2018, a decrease of 3.5%. The decrease in net income was largely driven by the increase in provision for loan losses, noninterest expense and income tax expense, partially offset by an increase in noninterest income. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2019 were 1.20% and 9.68%, respectively.  Our efficiency ratio (FTE) was 51.44% (1) for the three months ended June 30, 2019, an improvement from 53.66% for the three months ended March 31, 2019.
Net interest income before provision for loan losses for the three months ended June 30, 2019 and 2018 was $43.1 million. Linked quarter, net interest income before provision for loan losses increased $2.0 million, or 4.9%, to $43.1 million, compared with $41.1 million during the three months ended March 31, 2019. The increase in net interest income for the linked quarter was due to the

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increase in interest income on our interest earning assets, primarily a result of the mix in our earning assets during the second quarter ended June 30, 2019.
Our tax equivalent net interest margin was 3.17% for the three months ended June 30, 2019 compared with 3.19% for the same period in 2018. The decrease was primarily due to the higher rates paid on interest bearing liabilities. Our tax equivalent net interest margin increased 10 basis points when compared to 3.07% for the three months ended March 31, 2019. This increase was due to an increase in average loans as a percent of earning assets and in part to a nonrecurring loss on a fair value hedge interest rate swap of $507,000 recorded in net interest income during the first quarter.
Noninterest income was $11.3 million for the three months ended June 30, 2019, an increase compared with $11.0 million for the same period in 2018. The increase was primarily due to a net gain on sale of securities, an increase in deposit services income and other noninterest income, partially offset by decreases in bank owned life insurance income and trust fees. On a linked quarter basis, noninterest income increased $1.7 million, or 18.0%, primarily due to an increase in deposit services income, an increase in net gain on sale of securities, an increase in swap fee income and a nonrecurring partial loss on fair value hedge interest rate swaps during the first quarter of 2019.
Noninterest expense was $29.7 million for the three months ended June 30, 2019 compared with $29.3 million for the same period in 2018, an increase of $0.4 million, or 1.5%. The increase was primarily due to an increase in salaries and employee benefits and other noninterest expense, partially offset by the decrease in acquisition expense. On a linked quarter basis, noninterest expense increased $0.1 million, or 0.2%, compared with the three months ended March 31, 2019.
Income tax expense increased $0.2 million for the three months ended June 30, 2019 compared to the same period in 2018. On a linked quarter basis, income tax expense increased $0.4 million. Our effective tax rate (“ETR”) increased to 16.1% for the three months ended June 30, 2019 compared to 14.3% for the three months ended March 31, 2019 and June 30, 2018. The higher ETR for the period was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Six Months Ended June 30, 2019
Net income was $37.4 million for the six months ended June 30, 2019 compared with $36.5 million for the same period in 2018, an increase of $1.0 million, or 2.7%. Net income per diluted common share was $1.11 for the six months ended June 30, 2019 compared with $1.04 for the same period in 2018, an increase of 6.7%. The increase in net income was largely driven by the increase in interest income, as well as the decrease in provision for loan losses and noninterest expense, partially offset by an increase in interest expense and income tax expense. Annualized returns on average assets and average shareholders’ equity for the six months ended June 30, 2019 were 1.20% and 10.00%, respectively.  Our efficiency ratio (FTE) was 52.53% (1) for the six months ended June 30, 2019.
Net interest income before provision for loan losses for the six months ended June 30, 2019 was $84.3 million compared with $87.2 million during the same period in 2018, a decrease of $3.0 million, or 3.4%. The decrease in net interest income was due to higher funding costs of our interest bearing liabilities partially offset by the increase in interest income on our interest earning assets, a result of higher rates and a shift in the mix of earning assets.
Our tax equivalent net interest margin was 3.12% for the six months ended June 30, 2019 compared with 3.19% for the same period in 2018. The decrease was primarily due to the higher rates paid on interest bearing liabilities.
Noninterest income was $20.8 million for the six months ended June 30, 2019, a slight increase compared with $20.6 million for the same period in 2018. The increase was primarily due to a net gain on sale of securities and an increase in deposit services income, partially offset by decreases in bank owned life insurance, trust fees and other noninterest income.
Noninterest expense was $59.3 million for the six months ended June 30, 2019 compared with $60.9 million for the same period in 2018, a decrease of $1.6 million, or 2.6%. The decrease was primarily due to a decrease in acquisition expense, net occupancy expense and amortization of intangibles, partially offset by increases in salaries and employee benefits, professional fees and software and data processing expense.
Income tax expense increased $1.3 million for the six months ended June 30, 2019 compared to the same period in 2018. Our ETR was approximately 15.2% and 13.0% for the six months ended June 30, 2019 and 2018, respectively.
Balance Sheet Data
At June 30, 2019, we had $6.37 billion in total assets compared with $6.12 billion at December 31, 2018 and $6.22 billion at March 31, 2019.
Loans at June 30, 2019 were $3.46 billion, an increase of $147.3 million, or 4.4%, compared with $3.31 billion at December 31, 2018. Linked quarter loans increased $155.0 million, or 4.7%, from $3.31 billion at March 31, 2019. The linked quarter net increase in our loans consisted of increases of $146.9 million of commercial real estate loans, $21.5 million of commercial loans,

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$14.0 million of municipal loans and $0.6 million of loans to individuals, partially offset by decreases of $23.8 million of construction loans and $4.1 million of 1-4 family residential loans.
Securities at June 30, 2019 were $2.24 billion, an increase of $83.5 million, or 3.9%, compared with $2.15 billion at December 31, 2018. Linked quarter securities increased $212.2 million, or 10.5%, from $2.02 billion at March 31, 2019.
Deposits at June 30, 2019 were $4.48 billion, an increase of $54.2 million, or 1.2%, compared with $4.43 billion at December 31, 2018. Linked quarter deposits decreased $88.6 million, or 1.9%, from $4.57 billion at March 31, 2019 primarily due to a decrease in brokered and public fund deposits.
Asset Quality
Nonperforming assets at June 30, 2019 were $29.4 million, or 0.46% of total assets, a decrease of $13.5 million, or 31.6%, compared to $42.9 million, or 0.70% of total assets, at December 31, 2018, and $38.1 million, or 0.61% of total assets, at March 31, 2019. During the three months ended June 30, 2019, our nonaccrual loans decreased $1.3 million and our accruing loans past due more than 90 days decreased $7.9 million due to one commercial real estate loan relationship that paid in full.
The allowance for loan losses at June 30, 2019 was $24.7 million, or 0.71% of total loans, compared to $27.0 million, or 0.82% of total loans at December 31, 2018, and $24.2 million, or 0.73% of total loans at March 31, 2019. The increase in the allowance for the linked quarter was primarily the result of growth in the loan portfolio.
For the three months ended June 30, 2019, we recorded provision for loan losses of $2.5 million compared with a $1.3 million provision expense for the three months ended June 30, 2018 and a partial reversal of provision of $0.9 million for the three months ended March 31, 2019. The provision for loan losses for the six months ended June 30, 2019 was $1.6 million compared with $5.0 million for the six months ended June 30, 2018.
Net charge-offs were $2.0 million for the three months ended June 30, 2019 compared with $0.4 million for the three months ended June 30, 2018 and $1.9 million for the three months ended March 31, 2019. Net charge-offs for the second quarter of 2019 were primarily related to a previously reserved write-down on a large nonaccrual commercial real estate loan. Net charge-offs were $3.9 million for the six months ended June 30, 2019 compared with $0.7 million for the six months ended June 30, 2018.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.31 per share on May 9, 2019, which was paid on June 6, 2019, to all shareholders of record as of May 23, 2019.

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(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2019 financial results on Friday, July 26, 2019 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 9381487 or by identifying “Southside Bancshares, Inc., Second Quarter 2019 Earnings Call.”  To listen to the call via webcast, register at http://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 12:00 p.m. CDT July 26, 2019 through August 7, 2019 by accessing the company website, http://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% for the six months ended June 30, 2019 and 2018 to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.

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Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.37 billion in assets as of June 30, 2019, that owns 100% of Southside Bank.  Southside Bank currently has 59 branches in Texas and operates a network of 81 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bibby at (903) 630-7965, or lindsey.bibby@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written material, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2019		2018
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$77,319	$81,981	$87,375	$85,103	$78,534
Interest earning deposits	54,642	184,612	23,884	70,685	138,685
Federal funds sold	560	3,350	9,460	18,284	14,850
Securities available for sale, at estimated fair value	2,088,787	1,876,255	1,989,436	1,939,277	2,037,994
Securities held to maturity, at carrying value	147,091	147,431	162,931	163,365	164,276
Total securities	2,235,878	2,023,686	2,152,367	2,102,642	2,202,270
Federal Home Loan Bank stock, at cost	44,718	35,269	32,583	32,291	42,994
Loans held for sale	1,812	384	601	954	4,566
Loans	3,460,143	3,305,110	3,312,799	3,274,524	3,270,883
Less: Allowance for loan losses	(24,705)	(24,155)	(27,019)	(26,092)	(25,072)
Net loans	3,435,438	3,280,955	3,285,780	3,248,432	3,245,811
Premises & equipment, net	140,105	138,290	135,972	133,939	132,578
Goodwill	201,116	201,116	201,116	201,116	201,246
Other intangible assets, net	15,471	16,600	17,779	19,009	20,287
Bank owned life insurance	99,294	98,704	98,160	97,611	97,059
Other assets	66,517	152,249	78,417	95,288	71,293
Total assets	$6,372,870	$6,217,196	$6,123,494	$6,105,354	$6,250,173

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,028,861	$1,038,116	$994,680	$1,033,572	$1,038,907
Interest bearing deposits	3,450,395	3,529,777	3,430,350	3,519,940	3,469,834
Total deposits	4,479,256	4,567,893	4,425,030	4,553,512	4,508,741
Other borrowings and Federal Home Loan Bank borrowings	849,821	628,498	755,875	570,242	784,754
Subordinated notes, net of unamortized debt issuance costs	98,490	98,448	98,407	98,366	98,326
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,248	60,247	60,246	60,244	60,243
Other liabilities	97,290	104,077	52,645	70,484	46,299
Total liabilities	5,585,105	5,459,163	5,392,203	5,352,848	5,498,363
Shareholders' equity	787,765	758,033	731,291	752,506	751,810
Total liabilities and shareholders' equity	$6,372,870	$6,217,196	$6,123,494	$6,105,354	$6,250,173

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2019		2018
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Income Statement:
Total interest income	$60,672	$59,027	$58,022	$57,152	$56,797
Total interest expense	17,541	17,902	15,612	14,742	13,686
Net interest income	43,131	41,125	42,410	42,410	43,111
Provision for loan losses	2,506	(918)	2,446	975	1,281
Net interest income after provision for loan losses	40,625	42,043	39,964	41,435	41,830
Noninterest income
Deposit services	6,652	5,986	6,325	6,317	6,261
Net gain (loss) on sale of securities available for sale	416	256	61	(741)	(332)
Gain on sale of loans	181	93	101	303	173
Trust fees	1,520	1,541	1,573	1,568	1,931
Bank owned life insurance	559	544	554	552	1,185
Brokerage services	477	517	499	532	506
Other	1,449	601	1,021	1,491	1,283
Total noninterest income	11,254	9,538	10,134	10,022	11,007
Noninterest expense
Salaries and employee benefits	17,891	18,046	17,823	17,628	16,633
Net occupancy	3,289	3,175	3,475	3,396	3,360
Acquisition expense	—	—	118	437	1,026
Advertising, travel & entertainment	733	847	786	648	775
ATM expense	246	180	250	251	243
Professional fees	1,069	1,314	1,189	824	952
Software and data processing	1,086	1,076	1,057	977	939
Communications	489	487	477	354	478
FDIC insurance	437	422	455	435	484
Amortization of intangibles	1,129	1,179	1,228	1,279	1,328
Other	3,331	2,901	3,338	2,733	3,056
Total noninterest expense	29,700	29,627	30,196	28,962	29,274
Income before income tax expense	22,179	21,954	19,902	22,495	23,563
Income tax expense	3,569	3,137	2,521	2,192	3,360
Net income	$18,610	$18,817	$17,381	$20,303	$20,203

Common share data:
Weighted-average basic shares outstanding	33,726	33,697	34,611	35,114	35,062
Weighted-average diluted shares outstanding	33,876	33,846	34,748	35,288	35,233
Common shares outstanding end of period	33,749	33,718	33,725	35,160	35,084
Net income per common share
Basic	$0.55	$0.56	$0.50	$0.58	$0.58
Diluted	0.55	0.56	0.50	0.58	0.57
Book value per common share	23.34	22.48	21.68	21.40	21.43
Tangible book value per common share (1)	16.92	16.02	15.19	15.14	15.11
Cash dividends paid per common share	0.31	0.30	0.32	0.30	0.30

Selected Performance Ratios:
Return on average assets	1.20%	1.21%	1.14%	1.30%	1.30%
Return on average shareholders’ equity	9.68	10.35	9.30	10.61	10.79
Return on average tangible common equity (1)	14.12	15.44	13.95	15.70	16.13
Average yield on earning assets (FTE) (1)	4.42	4.33	4.32	4.18	4.15
Average rate on interest bearing liabilities	1.61	1.62	1.46	1.36	1.25
Net interest spread (FTE) (1)	2.81	2.71	2.86	2.82	2.90
Net interest margin (FTE) (1)	3.17	3.07	3.21	3.14	3.19
Average earning assets to average interest bearing liabilities	128.99	127.70	131.07	131.12	130.22
Noninterest expense to average total assets	1.91	1.91	1.98	1.86	1.89
Efficiency ratio (FTE) (1)	51.44	53.66	52.18	48.91	47.56

(1)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2019		2018
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Nonperforming assets:	$29,363	$38,111	$42,906	$39,638	$42,423
Nonaccrual loans (1)	16,376	17,691	35,770	32,526	35,351
Accruing loans past due more than 90 days (1)	—	7,927	—	—	7
Restructured loans (2)	11,918	11,490	5,930	5,699	5,860
Other real estate owned	1,069	978	1,206	1,413	1,137
Repossessed assets	—	25	—	—	68

Asset Quality Ratios:
Nonaccruing loans to total loans	0.47%	0.54%	1.08%	0.99%	1.08%
Allowance for loan losses to nonaccruing loans	150.86	136.54	75.54	80.22	70.92
Allowance for loan losses to nonperforming assets	84.14	63.38	62.97	65.83	59.10
Allowance for loan losses to total loans	0.71	0.73	0.82	0.80	0.77
Nonperforming assets to total assets	0.46	0.61	0.70	0.65	0.68
Net charge-offs (recoveries) to average loans	0.23	0.24	0.18	(0.01)	0.05

Capital Ratios:
Shareholders’ equity to total assets	12.36	12.19	11.94	12.33	12.03
Common equity tier 1 capital	14.02	14.38	14.77	15.90	15.49
Tier 1 risk-based capital	15.46	15.88	16.29	17.43	17.02
Total risk-based capital	18.52	19.06	19.59	20.75	20.31
Tier 1 leverage capital	10.48	10.18	10.64	11.06	10.76
Period end tangible equity to period end tangible assets (3)	9.28	9.01	8.68	9.05	8.80
Average shareholders’ equity to average total assets	12.36	11.70	12.23	12.28	12.06

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)
Includes $0.8 million, $0.7 million, $3.1 million, $3.2 million and $2.9 million in PCI loans restructured as of June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented (in thousands):

	Three Months Ended
	2019		2018
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Real Estate Loans:
Construction	$579,565	$603,411	$507,732	$484,254	$487,286
1-4 Family Residential	782,073	786,198	794,499	791,274	791,359
Commercial	1,251,248	1,104,378	1,194,118	1,218,714	1,245,936
Commercial Loans	389,521	367,995	356,649	322,873	282,723
Municipal Loans	357,028	343,026	353,370	344,792	345,595
Loans to Individuals	100,708	100,102	106,431	112,617	117,984
Total Loans	$3,460,143	$3,305,110	$3,312,799	$3,274,524	$3,270,883

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	Six Months Ended
	2019	2018
	June 30,	June 30,
Income Statement:
Total interest income	$119,699	$113,991
Total interest expense	35,443	26,747
Net interest income	84,256	87,244
Provision for loan losses	1,588	5,016
Net interest income after provision for loan losses	82,668	82,228
Noninterest income
Deposit services	12,638	12,440
Net gain (loss) on sale of securities available for sale	672	(1,159)
Gain on sale of loans	274	288
Trust fees	3,061	3,691
Bank owned life insurance	1,103	1,817
Brokerage services	994	956
Other	2,050	2,584
Total noninterest income	20,792	20,617
Noninterest expense
Salaries and employee benefits	35,937	35,192
Net occupancy	6,464	6,943
Acquisition expense	—	1,858
Advertising, travel & entertainment	1,580	1,460
ATM expense	426	589
Professional fees	2,383	2,022
Software and data processing	2,162	1,962
Communications	976	1,016
FDIC insurance	859	981
Amortization of intangibles	2,308	2,706
Other	6,232	6,212
Total noninterest expense	59,327	60,941
Income before income tax expense	44,133	41,904
Income tax expense	6,706	5,450
Net income	$37,427	$36,454

Common share data:
Weighted-average basic shares outstanding	33,711	35,042
Weighted-average diluted shares outstanding	33,862	35,217
Common shares outstanding end of period	33,749	35,084
Net income per common share
Basic	$1.11	$1.04
Diluted	1.11	1.04
Book value per common share	23.34	21.43
Tangible book value per common share (1)	16.92	15.11
Cash dividends paid per common share	0.61	0.58

Selected Performance Ratios:
Return on average assets	1.20%	1.16%
Return on average shareholders’ equity	10.00	9.77
Return on average tangible common equity (1)	14.75	14.71
Average yield on earning assets (FTE) (1)	4.37	4.12
Average rate on interest bearing liabilities	1.61	1.20
Net interest spread (FTE) (1)	2.76	2.92
Net interest margin (FTE) (1)	3.12	3.19
Average earning assets to average interest bearing liabilities	128.34	128.72
Noninterest expense to average total assets	1.91	1.94
Efficiency ratio (FTE) (1)	52.53	49.43

(1)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	Six Months Ended
	2019	2018
	June 30,	June 30,
Nonperforming assets:	$29,363	$42,423
Nonaccrual loans (1)	16,376	35,351
Accruing loans past due more than 90 days (1)	—	7
Restructured loans (2)	11,918	5,860
Other real estate owned	1,069	1,137
Repossessed assets	—	68

Asset Quality Ratios:
Nonaccruing loans to total loans	0.47%	1.08%
Allowance for loan losses to nonaccruing loans	150.86	70.92
Allowance for loan losses to nonperforming assets	84.14	59.10
Allowance for loan losses to total loans	0.71	0.77
Nonperforming assets to total assets	0.46	0.68
Net charge-offs (recoveries) to average loans	0.24	0.04

Capital Ratios:
Shareholders’ equity to total assets	12.36	12.03
Common equity tier 1 capital	14.02	15.49
Tier 1 risk-based capital	15.46	17.02
Total risk-based capital	18.52	20.31
Tier 1 leverage capital	10.48	10.76
Period end tangible equity to period end tangible assets (3)	9.28	8.80
Average shareholders’ equity to average total assets	12.03	11.88

(1)	Excludes PCI loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)	Includes $0.8 million and $2.9 million in PCI loans restructured as of June 30, 2019 and June 30, 2018, respectively.

(3)
Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2019			March 31, 2019
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,387,323	$43,559	5.16%	$3,296,665	$42,210	5.19%
Loans held for sale	1,965	21	4.29%	611	7	4.65%
Securities:
Taxable investment securities (2)	3,000	27	3.61%	3,000	28	3.79%
Tax-exempt investment securities (2)	459,996	4,513	3.94%	659,187	5,732	3.53%
Mortgage-backed and related securities (2)	1,680,109	13,246	3.16%	1,647,564	12,474	3.07%
Total securities	2,143,105	17,786	3.33%	2,309,751	18,234	3.20%
Federal Home Loan Bank stock, at cost, and equity investments	52,311	440	3.37%	53,764	355	2.68%
Interest earning deposits	66,017	411	2.50%	64,690	386	2.42%
Federal funds sold	3,365	39	4.65%	7,635	47	2.50%
Total earning assets	5,654,086	62,256	4.42%	5,733,116	61,239	4.33%
Cash and due from banks	78,757			83,147
Accrued interest and other assets	534,835			513,738
Less: Allowance for loan losses	(24,838)			(27,060)
Total assets	$6,242,840			$6,302,941
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$365,205	262	0.29%	$360,664	258	0.29%
Certificates of deposits	1,119,464	5,861	2.10%	1,154,203	5,697	2.00%
Interest bearing demand accounts	1,969,593	5,334	1.09%	1,982,891	5,286	1.08%
Total interest bearing deposits	3,454,262	11,457	1.33%	3,497,758	11,241	1.30%
Federal Home Loan Bank borrowings	755,748	3,899	2.07%	816,389	4,457	2.21%
Subordinated notes, net of unamortized debt issuance costs	98,469	1,410	5.74%	98,428	1,400	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,247	718	4.78%	60,246	729	4.91%
Other borrowings	14,530	57	1.57%	16,788	75	1.81%
Total interest bearing liabilities	4,383,256	17,541	1.61%	4,489,609	17,902	1.62%
Noninterest bearing deposits	1,014,746			986,343
Accrued expenses and other liabilities	73,494			89,768
Total liabilities	5,471,496			5,565,720
Shareholders’ equity	771,344			737,221
Total liabilities and shareholders’ equity	$6,242,840			$6,302,941
Net interest income (FTE)		$44,715			$43,337
Net interest margin (FTE)			3.17%			3.07%
Net interest spread (FTE)			2.81%			2.71%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2019 and March 31, 2019, loans totaling $16.4 million and $17.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2018			September 30, 2018
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,289,840	$41,320	4.98%	$3,286,664	$40,396	4.88%
Loans held for sale	633	8	5.01%	1,841	25	5.39%
Securities:
Taxable investment securities (2)	13,066	103	3.13%	4,285	36	3.33%
Tax-exempt investment securities (2)	722,162	7,828	4.30%	795,397	8,132	4.06%
Mortgage-backed and related securities (2)	1,434,982	10,394	2.87%	1,418,114	10,086	2.82%
Total securities	2,170,210	18,325	3.35%	2,217,796	18,254	3.27%
Federal Home Loan Bank stock, at cost, and equity investments	44,304	393	3.52%	54,216	377	2.76%
Interest earning deposits	36,098	411	4.52%	77,977	414	2.11%
Federal funds sold	16,967	97	2.27%	16,072	77	1.90%
Total earning assets	5,558,052	60,554	4.32%	5,654,566	59,543	4.18%
Cash and due from banks	79,544			78,623
Accrued interest and other assets	452,257			477,737
Less: Allowance for loan losses	(26,231)			(25,646)
Total assets	$6,063,622			$6,185,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$361,407	257	0.28%	$362,405	258	0.28%
Certificates of deposit	1,123,101	5,170	1.83%	1,173,672	4,744	1.60%
Interest bearing demand accounts	1,968,786	4,908	0.99%	1,953,904	4,495	0.91%
Total interest bearing deposits	3,453,294	10,335	1.19%	3,489,981	9,497	1.08%
Federal Home Loan Bank borrowings	612,134	3,066	1.99%	654,153	3,108	1.88%
Subordinated notes, net of unamortized debt issuance costs	98,385	1,431	5.77%	98,346	1,423	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,245	699	4.60%	60,244	684	4.50%
Other borrowings	16,405	81	1.96%	9,651	30	1.23%
Total interest bearing liabilities	4,240,463	15,612	1.46%	4,312,375	14,742	1.36%
Noninterest bearing deposits	1,034,556			1,064,797
Accrued expenses and other liabilities	47,234			48,699
Total liabilities	5,322,253			5,425,871
Shareholders’ equity	741,369			759,409
Total liabilities and shareholders’ equity	$6,063,622			$6,185,280
Net interest income (FTE)		$44,942			$44,801
Net interest margin (FTE)			3.21%			3.14%
Net interest spread (FTE)			2.86%			2.82%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2018 and September 30, 2018, loans totaling $35.8 million and $32.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2018
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,285,756	$39,865	4.87%
Loans held for sale	1,794	19	4.25%
Securities:
Taxable investment securities (2)	6,891	51	2.97%
Tax-exempt investment securities (2)	802,611	8,004	4.00%
Mortgage-backed and related securities (2)	1,439,810	10,210	2.84%
Total securities	2,249,312	18,265	3.26%
Federal Home Loan Bank stock, at cost, and equity investments	54,729	411	3.01%
Interest earning deposits	92,291	400	1.74%
Federal funds sold	16,251	71	1.75%
Total earning assets	5,700,133	59,031	4.15%
Cash and due from banks	75,560
Accrued interest and other assets	473,142
Less: Allowance for loan losses	(24,558)
Total assets	$6,224,277
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$360,340	208	0.23%
Certificates of deposit	1,175,230	4,303	1.47%
Interest bearing demand accounts	1,981,427	4,070	0.82%
Total interest bearing deposits	3,516,997	8,581	0.98%
Federal Home Loan Bank borrowings	692,386	3,007	1.74%
Subordinated notes, net of unamortized debt issuance costs	98,306	1,407	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,243	658	4.38%
Other borrowings	9,283	33	1.43%
Total interest bearing liabilities	4,377,215	13,686	1.25%
Noninterest bearing deposits	1,045,298
Accrued expenses and other liabilities	50,843
Total liabilities	5,473,356
Shareholders’ equity	750,921
Total liabilities and shareholders’ equity	$6,224,277
Net interest income (FTE)		$45,345
Net interest margin (FTE)			3.19%
Net interest spread (FTE)			2.90%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2018, loans totaling $35.4 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2019			June 30, 2018
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,342,244	$85,769	5.17%	$3,293,090	$79,266	4.85%
Loans held for sale	1,292	28	4.37%	1,669	30	3.62%
Securities:
Investment securities (taxable) (2)	3,000	55	3.70%	23,022	278	2.44%
Investment securities (tax-exempt) (2)	559,041	10,245	3.70%	803,844	16,004	4.01%
Mortgage-backed and related securities (2)	1,663,926	25,720	3.12%	1,498,151	21,104	2.84%
Total securities	2,225,967	36,020	3.26%	2,325,017	37,386	3.24%
Federal Home Loan Bank stock, at cost, and other investments	53,034	795	3.02%	60,831	825	2.73%
Interest earning deposits	65,357	797	2.46%	99,848	799	1.61%
Federal funds sold	5,489	86	3.16%	14,759	120	1.64%
Total earning assets	5,693,383	123,495	4.37%	5,795,214	118,426	4.12%
Cash and due from banks	80,940			76,789
Accrued interest and other assets	523,926			483,086
Less: Allowance for loan losses	(25,943)			(22,791)
Total assets	$6,272,306			$6,332,298
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$362,947	520	0.29%	$357,073	392	0.22%
Time deposits	1,136,738	11,558	2.05%	1,172,658	8,198	1.41%
Interest bearing demand deposits	1,976,205	10,620	1.08%	1,995,214	7,442	0.75%
Total interest bearing deposits	3,475,890	22,698	1.32%	3,524,945	16,032	0.92%
Federal Home Loan Bank borrowings	785,901	8,356	2.14%	809,879	6,639	1.65%
Subordinated notes, net of unamortized debt issuance costs	98,448	2,810	5.76%	98,287	2,805	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,247	1,447	4.84%	60,242	1,227	4.11%
Other borrowings	15,653	132	1.70%	8,696	44	1.02%
Total interest bearing liabilities	4,436,139	35,443	1.61%	4,502,049	26,747	1.20%
Noninterest bearing deposits	1,000,623			1,031,065
Accrued expenses and other liabilities	81,167			47,034
Total liabilities	5,517,929			5,580,148
Shareholders’ equity	754,377			752,150
Total liabilities and shareholders’ equity	$6,272,306			$6,332,298
Net interest income (FTE)		$88,052			$91,679
Net interest margin on average earning assets (FTE)			3.12%			3.19%
Net interest spread (FTE)			2.76%			2.92%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2019 and 2018, loans totaling $16.4 million and $35.4 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)

The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2019		2018			2019	2018
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$18,610	$18,817	$17,381	$20,303	$20,203	$37,427	$36,454
After-tax amortization expense	892	931	970	1,010	1,049	1,823	2,138
Adjusted net income available to common shareholders	$19,502	$19,748	$18,351	$21,313	$21,252	$39,250	$38,592

Average shareholders' equity	$771,344	$737,221	$741,369	$759,409	$750,921	$754,377	$752,150
Less: Average intangibles for the period	(217,266)	(218,438)	(219,645)	(220,956)	(222,342)	(217,849)	(223,021)
Average tangible shareholders' equity	$554,078	$518,783	$521,724	$538,453	$528,579	$536,528	$529,129

Return on average tangible common equity	14.12%	15.44%	13.95%	15.70%	16.13%	14.75%	14.71%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$787,765	$758,033	$731,291	$752,506	$751,810	$787,765	$751,810
Less: Intangible assets at end of period	(216,587)	(217,716)	(218,895)	(220,125)	(221,533)	(216,587)	(221,533)
Tangible common shareholders' equity at end of period	$571,178	$540,317	$512,396	$532,381	$530,277	$571,178	$530,277

Total assets at end of period	$6,372,870	$6,217,196	$6,123,494	$6,105,354	$6,250,173	$6,372,870	$6,250,173
Less: Intangible assets at end of period	(216,587)	(217,716)	(218,895)	(220,125)	(221,533)	(216,587)	(221,533)
Tangible assets at end of period	$6,156,283	$5,999,480	$5,904,599	$5,885,229	$6,028,640	$6,156,283	$6,028,640

Period end tangible equity to period end tangible assets	9.28%	9.01%	8.68%	9.05%	8.80%	9.28%	8.80%

Common shares outstanding end of period	33,749	33,718	33,725	35,160	35,084	33,749	35,084
Tangible book value per common share	$16.92	$16.02	$15.19	$15.14	$15.11	$16.92	$15.11

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$43,131	$41,125	$42,410	$42,410	$43,111	$84,256	$87,244
Tax equivalent adjustments:
Loans	598	598	599	590	583	1,196	1,165
Investment securities (tax-exempt)	986	1,614	1,933	1,801	1,651	2,600	3,270
Net interest income (FTE) (1)	44,715	43,337	44,942	44,801	45,345	88,052	91,679
Noninterest income	11,254	9,538	10,134	10,022	11,007	20,792	20,617
Nonrecurring income (2)	(557)	171	(66)	741	(304)	(386)	523
Total revenue	$55,412	$53,046	$55,010	$55,564	$56,048	$108,458	$112,819

Noninterest expense	$29,700	$29,627	$30,196	$28,962	$29,274	$59,327	$60,941
Pre-tax amortization expense	(1,129)	(1,179)	(1,228)	(1,279)	(1,328)	(2,308)	(2,706)
Nonrecurring expense (3)	(67)	18	(264)	(507)	(1,287)	(49)	(2,465)
Adjusted noninterest expense	$28,504	$28,466	$28,704	$27,176	$26,659	$56,970	$55,770

Efficiency ratio	52.95%	56.00%	54.70%	51.11%	49.54%	54.43%	51.46%
Efficiency ratio (FTE) (1)	51.44%	53.66%	52.18%	48.91%	47.56%	52.53%	49.43%

Average earning assets	$5,654,086	$5,733,116	$5,558,052	$5,654,566	$5,700,133	$5,693,383	$5,795,214

Net interest margin	3.06%	2.91%	3.03%	2.98%	3.03%	2.98%	3.04%
Net interest margin (FTE) (1)	3.17%	3.07%	3.21%	3.14%	3.19%	3.12%	3.19%

Net interest spread	2.69%	2.56%	2.68%	2.65%	2.75%	2.63%	2.77%
Net interest spread (FTE) (1)	2.81%	2.71%	2.86%	2.82%	2.90%	2.76%	2.92%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)
These adjustments may include net gain and loss on sale of securities available for sale, loss on fair value hedge, other-than-temporary impairment charges and additional bank owned life insurance income realized as a result of the death benefits for a retired covered officer, in the periods where applicable.

(3)	These adjustments may include acquisition expenses, foreclosure expenses and branch closure expenses, in the periods where applicable.

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